UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 5, 2010 (September 29, 2010)

Seahawk Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34231	72-1269401
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenway Plaza, Suite 2700, Houston, Texas 77046

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 369-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 29, 2010 Seahawk Drilling LLC, a subsidiary of Seahawk Drilling, Inc. (collectively, along with all other subsidiaries, the “Company”) entered into a Memorandum of Agreement (the “Agreement”) with Essar Oilfield Services India Ltd. (“Essar”) for the sale of the Company’s drilling rig Seahawk 2505 (the “Rig”) for $14,550,000, which at August 31, 2010 had an approximate net book value of $42,500,000.

The closing of the sale is contingent upon Essar being awarded a contract on or prior to February 8, 2011 pursuant to a tender submitted by Essar to a third party. Pursuant to the terms of the Agreement, Seahawk and Essar also entered into a Technical Collaboration Agreement, dated September 29, 2010 (the “TCA”). Under the TCA, if the sale of the Rig closes, Seahawk will be paid $135,000 and reimbursed for all actual documented costs of services supplied by the Company plus 15% to provide Essar with certain assistance and training in connection with the operation of the Rig. The sale is also subject to customary terms and conditions to closing.

The foregoing summary is qualified in its entirety by reference to the terms and provisions of the Agreement and the TCA, which are filed with this report as exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Memorandum of Understanding dated September 29, 2010 between Seahawk Drilling LLC and Essar Oilfield Services India Limited

10.2	Technical Collaboration Agreement dated September 29, 2010 by and between Seahawk Drilling LLC and Essar Oilfield Services India Limited

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEAHAWK DRILLING, INC.

Date: October 5, 2010	By:	/s/ James R. Easter
James R. Easter
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Memorandum of Understanding dated September 29, 2010 between Seahawk Drilling LLC and Essar Oilfield Services India Limited

10.2	Technical Collaboration Agreement dated September 29, 2010 by and between Seahawk Drilling LLC and Essar Oilfield Services India Limited